Exhibit 11
                              THERMO FIBERTEK INC.

                        Computation of Earnings per Share


                               Three Months Ended         Nine Months Ended
                            ------------------------  -------------------------
                             Sept. 27,    Sept. 28,    Sept. 27,     Sept. 28,
                                  1997         1996         1997          1996
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 Computation of Fully
   Diluted Earnings
   per Share:

 Income:
   Net income              $ 3,594,000  $ 4,213,000  $10,813,000   $14,295,000

   Add: Convertible debt
        interest, net
        of tax                  30,000       79,000      188,000       237,000
                           -----------  -----------  -----------   -----------
   Income applicable to
     common stock assuming
     full dilution (a)     $ 3,624,000  $ 4,292,000  $11,001,000   $14,532,000
                           -----------  -----------  -----------   -----------
 Shares:
   Weighted average shares
     outstanding            61,503,678   61,088,657   61,296,040    61,015,230

   Add: Shares issuable
        from assumed
        conversion of
        subordinated
        convertible
        obligation             726,192    1,888,113    1,500,806     1,888,113

        Shares issuable
        from assumed
        exercise of
        options (as
        determined by
        the application
        of the treasury
        stock method)        1,136,837    1,404,451    1,136,837     1,494,662
                           -----------  -----------  -----------   -----------
   Weighted average
     shares outstanding,
     as adjusted (b)        63,366,707   64,381,221   63,933,683    64,398,005
                           -----------  -----------  -----------   -----------
 Fully Diluted Earnings
   per Share (a) / (b)     $       .06  $       .07  $       .17   $       .23
                           ===========  ===========  ===========   ===========